EXHIBIT 4

             Specimen Stock Certificate of Emlciare Financial Corp.

================================================================================
COMMON STOCK                     INCORPORATED UNDER THE        CUSIP 290828 10 2
CERTIFICATE NO.                 LAWS OF THE COMMONWEALTH
                                    OF PENNSYLVANIA

                               EMCLAIRE FINANCIAL CORP.
                                EMLENTON, PENNSYLVANIA           SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

         THIS CERTIFIES THAT:

         Is The Owner Of:




shares of the Common Stock, $1.25 par value of Emclaire Financial Corp. hereinafter called the Corporation, transferable only on the books of the Corporation, by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

         The amount of the Common Stock of the Corporation is set forth on the books of the Corporation and the par value of the shares of Common Stock of the Corporation is set forth in the Articles of Incorporation of the Corporation, as amended or to be amended hereafter, which Articles of Incorporation and any and all amendments thereof are on file at the office of the Corporation and are also on file at the office of the Commonwealth of Pennsylvania Department of State and are hereby expressly incorporated herein by reference and to all of which the holder, by acceptance hereof, hereby agrees and assents.

         This certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.


         IN WITNESS WHEREOF, Emclaire Financial Corp. has caused the facsimile signatures of its duly authorized officers and has caused a facsimile of its Corporate Seal to be hereunto affixed.

DATED:

------------------------------------           ---------------------------------
SECRETARY                                                              PRESIDENT

                                      SEAL
                                Incorporated 1989



================================================================================

         The Board of Directors of Emclaire Financial Corp. (the "Corporation") is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock and to fix and state the voting powers, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The shares represented by this certificate may not be cumulatively voted in the election of directors of the Corporation. The shares represented by this certificate may not be cumulatively voted in the election of directors of the Corporation. The Corporation's Articles also include a provision the general effect of which is to require an affirmative vote of the holders of 80% of the outstanding common shares of the Corporation to approve any merger, consolidation, liquidation, or dissolution of the Corporation, or any action that would result in the sale or other disposition of all, or substantially all, of the assets of the Corporation. The affirmative vote of 80% of the outstanding shares of common stock of the Corporation is required to amend this provision of the Articles.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF TRANS MIN ACT - ________Custodian_________
                                                        (Cus)           (Minor)
TEN ENT - as tenants by the entireties                under Uniform Transfers to Minors Act

JT TEN  - as joint tenants with right of              --------------------------
          survivorship and not as tenants                      (State)
          in common

     Additional abbreviations may also be used though not in the above list.

For Value Received _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________________ Attorney
________________________________________________________________________________
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________                 In presence of:

                                            ------------------------------------

         NOTICE: The signatures to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

         The signature(s) of the assignor(s) must be guaranteed hereon by a participant in either the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion (SEMP), or the New York Stock Exchange Medallion Program (MSP).

Countersigned and Registered:




                                             Transfer Agent and Registrar



                                             By: _______________________________
                                                  Authorized Signature